Exhibit 3.247

ASSIGNMENT OF

LIMITED LIABILITY COMPANY INTEREST

This Assignment of Limited Liability Company Interest (this “Assignment”) is executed as of March 28, 2012, and effective immediately following the consummation of the Transaction (as defined below), by Aviv Financing I, L.L.C., a Delaware limited liability company (“Assignor”), and Aviv Financing II, L.L.C., a Delaware limited liability company (“Assignee”).

RECITALS

WHEREAS, Assignor owns all of the issued and outstanding limited liability company membership interests (the “Interests”) in the entities listed on Schedule I attached hereto and made a part hereof (the “Subsidiaries”);

WHEREAS, the Subsidiaries are party to that certain Credit Agreement dated as of September 17, 2010 by and among Assignor, the Subsidiaries and certain other subsidiaries of Assignor, as borrowers, the financial institutions from time to time party thereto, as lenders, and General Electric Capital Corporation, as administrative agent (as has been or may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Facility”);

WHEREAS, it is contemplated that on the date hereof, the Subsidiaries will be released from their respective obligations as borrowers under the Existing Credit Facility (the “Transaction”); and

WHEREAS, in connection with and to facilitate the Transaction, the parties hereto believe that it is in their collective best interest to enter into this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

AGREEMENT

1. Assignor hereby conveys, assigns and delivers unto Assignee, its successors and assigns, as of the date hereof, all right, title and interest in, to and with respect to the Interests.

2. Assignee hereby accepts, as of the date hereof, the assignment of the Interests and agrees to be bound by the terms of the Limited Liability Company Agreement of each of the Subsidiaries as the sole member of each of the Subsidiaries.

3. Assignor covenants and agrees to do, execute, acknowledge and deliver to, or cause to be done, executed, acknowledged and delivered to, Assignee, its successors and assigns, all such further acts, deeds, assignments, transfers, conveyances and assurances that may be reasonably requested by Assignee for the better assigning, transferring, conveying, delivering, assuring and confirming to Assignee, its successors or assigns, any or all of the Interests.

Assignment of L.L.C. Interests

from Aviv Financing I, L.L.C. to Aviv Financing II, L.L.C.

4. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

- Signature Page Follows –

Assignment of L.L.C. Interests

from Aviv Financing I, L.L.C. to Aviv Financing II, L.L.C.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

AVIV FINANCING II, L.L.C.,
a Delaware limited liability company

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.,
a Delaware limited partnership, its sole member

	By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership, its general partner

		By:	AVIV REIT, INC.,
a Maryland corporation, its general partner

			By:	/s/ Craig M. Bernfield
			Name:	Craig M. Bernfield
			Its:	President and Chief Executive Officer

AVIV FINANCING I, L.L.C.,
a Delaware limited liability company,

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.,
a Delaware limited partnership, its sole member

	By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership, its general partner

		By:	AVIV REIT, INC.,
a Maryland corporation, its general partner

			By:	/s/ Craig M. Bernfield
			Name:	Craig M. Bernfield
			Its:	President and Chief Executive Officer

Assignment of L.L.C. Interests

from Aviv Financing I, L.L.C. to Aviv Financing II, L.L.C.

Schedule I

The Subsidiaries

1.	Avon Ohio, L.L.C.

2.	Columbia View Associates, L.L.C.

3.	Gardnerville Property, L.L.C.

4.	Great Bend Property, L.L.C.

5.	Iowa Lincoln County Property, L.L.C.

6.	Massachusetts Nursing Homes, L.L.C.

7.	Murray County, L.L.C.

8.	Ohio Pennsylvania Property, L.L.C.

9.	Peabody Associates, L.L.C.

10.	Sandalwood Arkansas Property, L.L.C.

11.	Skyview Associates, L.L.C.

12.	Yuba Aviv, L.L.C.

Assignment of L.L.C. Interests

from Aviv Financing I, L.L.C. to Aviv Financing II, L.L.C.